Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003 relating to the consolidated financial statements of Community Banks, Inc. which appears in Community Banks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
July 5, 2005